Exhibit 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report on Form 10-K/A of Factory 2-U Stores, Inc. (the "Company") for the fiscal year ended February 1, 2003, as filed with the Securities Exchange Commission on the date hereof (the "Report"), I, Douglas C. Felderman, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to and for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material aspects, the financial condition of the Company as of the dates indicated and result of operations of the Company for the periods indicated.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


                                                   /s/ Douglas C. Felderman
                                                   ------------------------
                                                   Douglas C. Felderman
                                                   Executive Vice President,
                                                   Chief Financial Officer
                                                   August 4, 2003